                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 2002


                              DAVE & BUSTER'S, INC.
             (Exact name of registrant as specified in its charter)


    MISSOURI                       0000943823                     43-1532756
   (State of                    (Commission File                (IRS Employer
 incorporation)                      Number)                 Identification Number)


                                2481 MANANA DRIVE
                                 DALLAS TX 75220
                    (Address of principal executive offices)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 357-9588

ITEM 5. OTHER EVENTS.

         On July 15, 2002, Dave & Buster's, Inc. (the "Company") announced that it had entered into an amendment of its definitive merger agreement (the "Merger Agreement") with D&B Holdings I, Inc. ("Holdings") and D&B Acquisition, Sub, Inc., a wholly-owned subsidiary of Holdings ("Acquisition"). Such agreement provides for the merger of the Company and Acquisition (the "Merger"), whereby the Company will become a wholly-owned subsidiary of Holdings. Holdings has been formed by a group consisting of the founders and certain members of senior executive management of the Company together with Investcorp, a global investment group, and international investors organized by Investcorp. Pursuant to the Merger Agreement, as amended, each of the outstanding shares of common stock of the Company will, by virtue of the Merger, be converted into the right to receive $13.50 per share in cash, an increase from the $12.00 per share consideration originally set forth in the Merger Agreement. Consummation of the Merger is conditioned upon the approval of the Company's stockholders, the securing of financing by Acquisition, certain regulatory approvals and other customary conditions.

         The Company had previously announced, on July 10, 2002, that the tender offer contemplated by the Merger Agreement had expired at the close of business on July 9, 2002, without sufficient shares being tendered to complete the transaction. Approximately 6.2 million shares of common stock of the Company (approximately 45.8% of the outstanding shares of common stock) had been tendered but were not accepted for payment.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.  The following are filed as Exhibits to this Report.

         2.1 First Amendment to Agreement and Plan of Merger by and among Dave & Buster's Inc., D&B Holdings I, Inc. and D&B Acquisition, Sub, Inc., dated as of July 12, 2002.

         99.1 First Amendment to Support and Exchange Agreement date as of July 12, 2002, by and among D&B Holdings I, Inc., D&B Acquisition, Sub, Inc. and the stockholders named therein.

         99.2 Dave & Buster's, Inc. Press Release dated July 15, 2002, announcing the amendment of the merger agreement.

         99.3 Dave & Buster's, Inc. Press Release dated July 10,2002, announcing the expiration of the tender offer.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     DAVE & BUSTER'S, INC.



Date: July 16, 2002                         By:      /s/  W. C. Hammett, Jr.
                                                 ---------------------------
                                                     W.C. Hammett, Jr.,
                                                     Chief Financial Officer

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
   2.1          First Amendment to Agreement and Plan of Merger by and among
                Dave & Buster's Inc., D&B Holdings I, Inc. and D&B
                Acquisition, Sub, Inc., dated as of July 12, 2002.

  99.1          First Amendment to Support and Exchange Agreement date as of
                July 12, 2002, by and among D&B Holdings I, Inc., D&B
                Acquisition, Sub, Inc. and the stockholders named therein.

  99.2 Dave & Buster's, Inc. Press Release dated July 15, 2002, announcing the amendment of the merger agreement.

  99.3 Dave & Buster's, Inc. Press Release dated July 10,2002, announcing the expiration of the tender offer.

